Addendum
Swift & Company
Motor Carrier Transportation Agreement

In the event any property described in this bill of lading consists of food products intended for human consumption and is delivered to its destination in a trailer with non-intact seals or leaves the control of the carrier and is later recovered, such products will be considered to be adulterated and unfit for human consumption and the carrier will be solely responsible for the cost of the products and expenses of disposal as directed by consignor.

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Timothy Baringer	Carrier Representative
Director of Transportation
Swift & Company
Greeley, CO 80634

4/26/04	_________________________________

Dated	Dated